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                                                                   Exhibit 8.1

                                 November 17, 1998


Toyota Motor Credit Corporation
Toyota Leasing, Inc.
Toyota Auto Lease Trust 1998-C
Toyota Lease Trust
19001 South Western Avenue
Torrance, California 90509

          Re:  Toyota Motor Credit Corporation
               Toyota Leasing, Inc.
               Toyota Auto Lease Trust 1998-C
               Toyota Lease Trust
               Registration Statement on Form S-3 and Form S-1
               Registration No. 333-65067

Ladies and Gentlemen:

     We have acted as special tax counsel to Toyota Motor Credit Corporation ("TMCC"), a California corporation, Toyota Leasing, Inc. ("TLI"), a California corporation, Toyota Lease Trust ("TLT"), a Delaware business trust, and Toyota Auto Lease Trust 1998-C ("Trust"), in connection with the authorization and proposed issuance from after the date hereof of $735,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 and Form S-1 (such registration statement as amended, the "Registration Statement") relating to the Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, the Certificates will be issued under and pursuant to the conditions of a securitization trust agreement ("Securitization Trust Agreement") among TLI as transferor (the "Transferors"), TLI, TMCC, as servicer (in such capacity, the "Servicer"), and U.S. Bank National Association as trustee (the "Trustee").

     In connection with rendering this opinion letter, we have examined the Prospectus contained in the Registration Statement (the "Prospectus"), and such other documents, records and instruments as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Transferor or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural person and the conformity to the originals of all documents.

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     In arriving at the opinion expressed below, we have assumed that (i) the
Securitization Trust Agreement will be duly and validly authorized by all necessary corporate action on the part of the Transferor, the Servicer, the Trustee and any other party thereto, (ii) the Securitization Trust Agreement will be duly executed and delivered by the Transferor, the Servicer, the Trustee, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement, that the Certificates will be duly executed and delivered substantially in the forms set forth in the form of Securitization Trust Agreement incorporated by reference as an exhibit to the Registration Statement, and (iii) the Certificates will be sold in the manner described in the Registration Statement.

     In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the United States Internal Revenue Code of 1986, as amended, (the "Code") nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

     As special tax counsel to TMCC, TLI, TLT and the Trust, we have advised TMCC, TLI, TLT and the Trust with respect to certain federal income tax aspects of the proposed issuance of the Certificates after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Certificates that appears under the heading "Material Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate.

     This opinion set forth above is based on relevant provisions of the Code, Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Material Federal Income Tax Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                             Respectfully submitted,

                                             /s/ O'MELVENY & MYERS LLP